Exhibit 99.1

Assembly Biosciences Appoints Sue Mahony, PhD to Board of Directors

INDIANAPOLIS, December 18, 2017 – Assembly Biosciences, Inc. (NASDAQ: ASMB), a clinical-stage biotechnology company advancing a new class of oral therapeutics for the treatment of hepatitis B virus (HBV) infection and novel oral live biotherapeutics for disorders associated with the microbiome, today announced the appointment of Sue Mahony, PhD, to its board of directors, increasing the number of directors from seven to eight. Dr. Mahony will also serve as a member of the Science and Technology Committee.

“Dr. Mahony brings Assembly expertise from a distinguished pharmaceutical industry career spanning multiple disciplines and geographic territories,” said William Ringo, Assembly’s chairman of the board. “Her broad business perspective and varied operational experience should be especially valuable as we advance our innovative antiviral and microbiome products in global clinical development.”

During a 28-year career, Dr. Mahony has served in diverse leadership roles in sales, marketing, clinical development, human resources and general management. She held positions at Amgen, Schering-Plough, Bristol-Myers Squibb and Lilly, with global and direct responsibility for operations in the US, Japan, China, Europe and Canada. In 2009, Dr. Mahony was appointed senior vice president, human resources and diversity at Eli Lilly and Company. Prior to that, she led Lilly’s operations in Canada. Dr. Mahony currently serves as president, Lilly Oncology, a senior vice president at Eli Lilly and Company, and a member of the company’s Executive Committee.

Dr. Mahony earned both Bachelor of Science and PhD degrees in pharmacy from Aston University in the UK, which also awarded her an honorary doctorate degree. She received an MBA from the London School of Business and in 2010, she was recognized as one of the Indianapolis Business Journal’s “Women of Influence.” Dr. Mahony is a member of the Board of Directors of the Park Tudor School in Indianapolis.

About Assembly Biosciences
Assembly Biosciences, Inc. is a clinical-stage public biotechnology company developing two innovative platform programs: an HBV program advancing a new class of oral therapeutics for the treatment of hepatitis B virus (HBV) infection and a microbiome program developing novel oral live biotherapeutics designed to address diseases associated with the microbiome. Assembly's HBV program is advancing multiple drug candidates with the aim of increasing cure rates in patients with chronic HBV. The company's microbiome program consists of a fully integrated platform that includes a robust strain identification and selection process, methods for strain isolation and growth under current Good Manufacturing Practices and a patent-pending delivery system, GEMICEL®, which allows for targeted oral delivery of live biologic and conventional therapies to the lower gastrointestinal tract. Assembly is developing a robust pipeline of product candidates in multiple disease indications. For more information, visit www.assemblybio.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements regarding future events, including statements about the clinical and therapeutic potential of Assembly’s development programs. Certain forward-looking statements may be identified by reference to a future period or periods or by use of forward-looking terminology such as “designed” or “developing.” Assembly intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by Assembly are more fully detailed under the heading “Risk Factors” in Assembly's Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Reports on Form 10-Q for the quarter ending September 30, 2017 filed with the Securities and Exchange Commission. Except as required by law, Assembly assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Lauren Glaser

(415) 521-3828

lglaser@assemblybio.com

Media:

Barbara Lindheim

(212) 584-2276

barbara@assemblybio.com